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                                                                  EXHIBIT 10.17




                     REIMBURSEMENT & ASSIGNMENT OF RECOVERY

     REIMBURSEMENT AND ASSIGNMENT OF RECOVERY ("Assignment"), dated November 30, 1996, between TeleHub Communications Corp., an Illinois corporation ("TeleHub"), Hartford Holdings Ltd., a Cayman Islands corporation ("Hartford"), and Dovedale Investments Ltd., a Cayman Islands corporation ("Dovedale").

     WHEREAS, TeleHub had intended to enter into a business combination with CAM-NET Communications Network, Inc., a Canadian Federal corporation ("CAM-NET"), under an Agreement dated as of August 31, 1996. CAM-NET required interim financing until the proposed business combination would be consummated. After being approached by TeleHub through Hartford, Dovedale agreed to invest $3,000,000 in CAM-NET if Hartford, a significant TeleHub shareholder, guaranteed Dovedale's financing to CAM-NET. TeleHub, in turn, agreed to indemnify Hartford for any amounts paid to Dovedale pursuant to Hartford's guarantee. Dovedale proceeded to invest $600,000 in CAM-NET as the first stage of the proposed $3,000,000 investment. The proposed business combination between TeleHub and CAM-NET was subsequently terminated, and Dovedale has not recovered its $600,000 investment in CAM-NET. Dovedale now seeks reimbursement from Hartford, which, in turn, seeks indemnification from TeleHub.

     NOW THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree:

 1. HARTFORD REIMBURSEMENT OF DOVEDALE. Hartford will pay Dovedale $600,000 as reimbursement of Dovedale's unrecovered investment in CAM-NET.

 2. TELEHUB PAYMENT TO HARTFORD. TeleHub agrees to issue a $600,000 promissory note to Hartford pursuant to its indemnification obligation.

 3. DOVEDALE RELEASE. Dovedale hereby releases Hartford and TeleHub from any further obligation on the guarantee.

 4. DOVEDALE CLAIMS AGAINST CAM-NET. Dovedale will diligently prosecute its claim against CAM-NET for recovery of its $600,000 investment in CAM-NET. Dovedale must pay all costs, legal fees and other expenses incurred in prosecuting these claims.

 5. ASSIGNMENT OF RECOVERY. Dovedale hereby assigns to TeleHub the first $600,000 that Dovedale recovers from CAM-NET. Such payment will be made within 10 business days after receipt from CAM-NET. Dovedale will not settle its claims against CAM-NET for less than $600,000 without TeleHub's written consent. If the recovery exceeds $600,000, Dovedale shall retain the remainder after repaying TeleHub the first $600,000. If Dovedale recovers less than $600,000, then TeleHub is entitled to all amounts received as well as a certified copy of the judgement or settlement agreement.

 6. GOVERNING LAW. This Assignment shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.
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  7.  ARBITRATION OF DISPUTES.  All disputes concerning this Assignment will be submitted to arbitration in Chicago, Illinois, in accordance with the Rules of the American Arbitration Association. The Arbitrator's decisions must be delivered in writing accompanied by written findings of fact and conclusions of law. Any competent court may enter judgment upon the Arbitrator's awards. The prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party.

  8. ASSIGNMENT. TeleHub may assign its rights under Section 5 to any person and all covenants and agreements thereunder shall inure to the benefit of such assignee. Neither this Assignment nor any rights or duties hereunder may be assigned or delegated by either Dovedale or Hartford.

  9. AMENDMENTS. No provision of this Assignment shall be altered, amended, revoked or waived, except by an instrument in writing, signed by TeleHub and Hartford and Dovedale.

 10. EXECUTION IN COUNTERPARTS. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 11. ENTIRE AGREEMENT. This Assignment sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral.

      IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year set forth above.

TELEHUB:                         TELEHUB COMMUNICATIONS CORP.,
                                      an Illinois corporation

                                 By:
                                      -----------------------------------------
                                      Donald H. Sledge, Chief Executive Officer

HARTFORD:                        HARTFORD HOLDINGS LTD.,
                                      a Cayman Islands corporation

                                 By:  /s/ William W. Becker
                                      -----------------------------------------
                                      William W. Becker, Chairman

DOVEDALE:                        DOVEDALE INVESTMENTS LTD.,
                                      a Cayman Islands corporation

                                 By:  /s/ Peter Wightman
                                      -----------------------------------------
                                      Peter Wightman, Director



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                                   ASSIGNMENT

     TeleHub Network Services Corporation, an Illinois corporation formerly known as TeleHub Communications Corp. ("TNS"), hereby assigns to TeleHub Communications Corporation, a Nevada corporation ("TCC"), all of TNS's rights under Section 5 of the Reimbursement and Assignment of Recovery between TNS, Hartford Holdings Ltd. and Dovedale Investments Ltd., dated November 30, 1996.


TELEHUB:                        TELEHUB COMMUNICATIONS CORP.,
                                     an Illinois corporation

February 20, 1997               By:  /s/ Donald H. Sledge
                                     -----------------------------------------
                                     Donald H. Sledge, Chief Executive Officer